UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Global X Funds

(Exact name of registrant as specified in its charter)

State of Delaware	See Below

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Park Avenue, 32nd Floor New York, NY	10022

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
Global X Canada Preferred ETF	NYSE Arca, Inc.	45-1987402

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates:   333-151713

Securities to be registered pursuant to Section 12(g) of the Exchange Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered:

Reference is made to Post-Effective Amendment No. 31 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission (“SEC”) on May 3, 2011 pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-151713 and Investment Company Act file number 811-22209). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1. Registrant’s Declaration of Trust, incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Pre-Effective Amendment No. 1 to the registration statement on Form N-1A filed August 15, 2008 (File Nos. 333-151713; 811-22209).

2. Registrant’s Amended and Restated Schedule A to the Declaration of Trust dated February 25, 2011, incorporated herein by reference to Exhibit (a)(9) to the Registrant’s Post-Effective Amendment No. 31 to the registration statement on Form N-1A filed May 3, 2011 (File Nos. 333-151713; 811-22209).

3. Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (a)(1) to the Registrant’s  initial registration statement on Form N-1A filed June 17, 2008 (File Nos. 333-151713; 811-22209).

4. Registrant’s By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Pre-Effective Amendment No. 1 to the registration statement on Form N-1A filed August 15, 2008 (File Nos. 333-151713; 811-22209).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 24, 2011	GLOBAL X FUNDS

	By:	/s/ Bruno del Ama
Bruno del Ama
President

Law Offices of DT Chisolm, P.C.
11508 H-236 Providence Road
Charlotte, NC 28277

May 24, 2011

VIA EDGAR

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549
Attention:  Office of Filings, Information & Consumer Services

RE:	Global X Funds (“Trust”)
File Nos. 333-151713, 811-22209

Ladies and Gentlemen:

Enclosed for filing via the EDGAR system is the Trust’s Form 8-A filed for the purpose of registering the Global X Canada Preferred ETF shares on the NYSE Arca, Inc. pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended.

There are no fees required in connection with this filing.  If you have any questions relating to this filing, please do not hesitate to contact me at (704) 806-2387.

Sincerely,

/s/ Daphne Tippens Chisolm
Law Offices of DT Chisolm, PC